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                                                                    Exhibit 21.1

                              eLOYALTY SUBSIDIARIES

Name of Company                               Jurisdiction of Incorporation
------------------------------------------    -----------------------------
eLoyalty Europe Holding Corporation                    Delaware
eLoyalty International Holding, Inc.                   Illinois
eLoyalty (Netherlands) B.V.                            Netherlands
eLoyalty (Canada) Corporation                          Canada
eLoyalty (Deutschland) GmbH                            Germany
eLoyalty (UK) Limited                                  England & Wales
eLoyalty (France) S.A.R.L.                             France
eLoyalty Corporation (Australia) Pty. Ltd.             Australia
eLoyalty International Limited                         Ireland